Exhibit 2

LIST OF TRANSACTIONS IN ISSUER’S COMMON SHARES EFFECTED

BY THE REPORTING PERSONS IN THE LAST 60 DAYS

Trade Date	Transaction Type	Fund	Quantity	Price (not including commission)
4/15/13	Buy	Scout Capital Long Term, L.P.	19,500.00	68.386
4/15/13	Buy	Scout Capital Master Fund, Ltd.	12,270.00	68.386
4/16/13	Buy	Scout Capital Partners II, L.P.	1,750.00	68.1976
4/16/13	Buy	Scout Capital Long Term, L.P.	8,288.00	68.1976
4/16/13	Buy	Scout Capital Long Term Master, Ltd.	4,420.00	68.1976
4/16/13	Buy	Scout Capital Master Fund, Ltd.	25,293.00	68.1976
4/16/13	Buy	Scout Capital Partners II, L.P.	1,101.00	68.26
4/16/13	Buy	Scout Capital Long Term, L.P.	5,212.00	68.26
4/16/13	Buy	Scout Capital Long Term Master, Ltd.	2,780.00	68.26
4/16/13	Buy	Scout Capital Master Fund, Ltd.	15,907.00	68.26
4/17/13	Buy	Scout Capital Partners II, L.P.	8,547.00	67.7331
4/17/13	Buy	Scout Capital Long Term, L.P.	6,085.00	67.7331
4/17/13	Buy	Scout Capital Long Term Master, Ltd.	2,549.00	67.7331
4/17/13	Buy	Scout Capital Master Fund, Ltd.	19,519.00	67.7331
4/18/13	Buy	Scout Capital Partners II, L.P.	7,681.00	68.3385
4/18/13	Buy	Scout Capital Long Term, L.P.	8,267.00	68.3385
4/18/13	Buy	Scout Capital Long Term Master, Ltd.	4,413.00	68.3385
4/18/13	Buy	Scout Capital Master Fund, Ltd.	19,639.00	68.3385